UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

Form S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

___________________

NATURADE, INC.
(Exact name of registrant as specified in its charter)

___________________

Delaware (State or other jurisdiction of incorporation or organization	23-2442709 (I.R.S. Employer Identification No.)

14370 Myford Road
Irvine, California 92606
(Address of principal executive offices) (Zip Code)

___________________

NATURADE, INC. 1998 INCENTIVE STOCK OPTION PLAN
(Full title of the plan)

___________________

Stephen M. Kasprisin
Chief Financial Officer
Naturade, Inc.
14370 Myford Road
Irvine, California 92606

(Name and address of agent for service)

(714) 573-4800
(Telephone number, including area code, of agent for service)

Copy to:

Charles S. Kaufman, Esq.
Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street, 48th Floor
Los Angeles, California 90071
(213) 620-1780

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.0001 per share	2,000,000 shares	$0.01	$20,000	$2.53

(1)  In addition, this Registration Statement also covers such indeterminate number of shares of Common Stock as may be issued pursuant to the employee benefit plan described herein as a result of the adjustment provisions thereof.

(2)  Pursuant to Rule 457(c), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low price on the National Association of Securities Dealers OTCBB on January 30, 2004.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Naturade, Inc. 1998 Incentive Stock Option Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements, pursuant to Securities Act Rule 424 in accordance with the Note to Part I of Form S-8. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed by Naturade, Inc. ("Company") with the Commission are incorporated herein by reference:

        The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2002, filed with the Commission on April 15, 2003;
        All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any information that is furnished in any document incorporated or deemed to be incorporated by reference herein, but that is not deemed "filed" under the Securities Act or the Exchange Act, is not incorporated by reference herein. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is dee med to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.0001 par value per share, 2,000,000 shares of non-voting common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share, of which 48,000,000 shares have been designated Series B Convertible Preferred Stock. The following is a summary of the material features of our capital stock.

The following summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our certificate of incorporation, the Certificate of Designation of Series B Preferred Stock and any subsequent certificate of designation we may adopt, and by our bylaws, as those documents may be modified from time to time.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of Series B Convertible Preferred Stock vote together with the holders of common stock on an as-converted-to-common stock basis, except for those matters where Delaware or California law would require separate voting by class.

Our certificate of incorporation and bylaws do not provide for cumulative voting. The Company is organized under the laws of Delaware. However, Section 2115 of the California General Corporation Law ("CGCL") provides that a corporation having a majority of its stockholders in California and having a certain portion of its employees, properties and sales in California is subject to a number of provisions of the CGCL, even if the corporation is organized under the laws of a state other than California. These provisions, which include the right of stockholders to cumulate their votes in elections for directors, will apply unless the corporation's voting stock is traded on a national stock exchange or the Nasdaq National Market. To the extent the Company is subject to Section 2115 of the CGCL and our stock is not listed, a stockholder may cumulate votes in the election of directors if the candidates' names have been placed in nomination prior to the voting and the stockholder has given notice at the meeti ng prior to the voting of the stockholder's intent to cumulate the stockholder's votes, in which case all stockholders may cumulate their votes.

In addition to voting along with the holders of the common stock in electing directors at large, the holders of the Series B Convertible Preferred Stock, voting as a separate class, are entitled to elect two directors.

Holders of common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of funds legally available for dividends, subject to any preferential dividend rights of outstanding preferred stock. Holders of common stock are entitled to receive ratably the net proceeds of any liquidation of the Company after the payment of all debts and obligations of the Company, subject to any preferential liquidation rights of outstanding preferred stock.

Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Series B Convertible Preferred Stock

The voting and economic rights of the Company's common stock are affected by the relative rights, preferences and privileges of the Company's Series B Convertible Preferred Stock.

The Company has authorized 48,000,000 shares of Series B Convertible Preferred Stock under a Certificate of Designation of Series B Convertible Preferred Stock (the "Certificate of Designation") filed with the Delaware Secretary of State. As of February 4, 2003, the Company has 13,540,723 shares of Series B Convertible Preferred Stock outstanding and has reserved an additional 33,641,548 shares of Series B Convertible Preferred Stock for issuance on the exercise of outstanding warrants (the "Warrants").

Under the Certificate of Designation each share of Series B Convertible Preferred Stock is convertible into one share of common stock at the option of the holder. The number of shares of common stock into which each share of Series B Convertible Preferred Stock may be converted (the "Conversion Ratio") will be increased to compensate for dilution of the Series B Convertible Preferred Stock if the Company issues equity securities at a price lower than $0.1477 per share (on an as-converted-to-common-stock basis), and will adjust proportionally for stock splits, recapitalizations and similar events. The Conversion Ratio will also be increased to compensate for dilution resulting from the convertibility of certain outstanding convertible promissory notes of the Company.

The Series B Convertible Preferred Stock bears dividends at a rate of 10% per annum, which will accumulate and compound semi-annually if not paid in cash. These dividends must be paid in full before any dividends may be paid to holders of common stock. On a liquidation or sale of the Company, holders of the Series B Convertible Preferred Stock will be entitled to a liquidation preference payment of the original issuance price plus accrued and unpaid dividends before holders of common stock receive any distribution of the proceeds of liquidation. On the seventh anniversary of its issuance, the Series B Convertible Preferred Stock will be automatically redeemed by the Company at the original issuance price plus accrued and unpaid dividends, provided the Company is legally able to do so.

Two members of the board of directors will be elected exclusively by the holders of the Series B Convertible Preferred Stock, voting as a separate class. (There are currently six members of the board of directors.) In addition, in matters presented for a vote of the stockholders of the Company, including the election of other directors, the holders of the Series B Convertible Preferred Stock will vote along with common stock, with a number of votes equal to the number of shares into which the Series B Convertible Preferred Stock may be converted (initially one vote per share).

A majority of the holders of Series B Convertible Preferred Stock must also give their consent before the Company takes any of the following actions:

    amends, alters or repeals any provision of the bylaws in a manner adversely affecting the holders of the Series B Convertible Preferred Stock;
    creates, authorizes or issues stock ranking senior to, or on a parity with, the Series B Convertible Preferred Stock;
    enters into a merger, consolidation or sale of all or substantially all of the assets of the Company;
    amends the certificate of incorporation;
    issues or sells any equity securities or securities convertible into equity securities;

    acquires any interest in any company or business, or enters into any joint venture or other business combination;
    incurs new indebtedness; or
    liquidates, dissolves or winds up the Company.

Holders of the Series B Convertible Preferred Stock also have preemptive rights, which require the Company to first offer any future sale of equity securities or convertible securities to the holders of the Series B Convertible Preferred Stock.

If another party offers to invest in the Company's equity in the future, and the holders of the Series B Convertible Preferred Stock elect not to make an equal or superior offer (under terms specified in the Certificate of Designation), then the Company will have a right to redeem all of the Series B Convertible Preferred Stock and the Warrants for a payment equal to the original issuance price of the Series B Convertible Preferred Stock plus the original purchase price of any unexercised Warrants, plus interest on each such amount calculated at 30% per annum, compounding semi-annually and accruing from the time of purchase.

"Blank Check" Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to designate and issue up to 2,000,000 shares of preferred stock in one or more series. Our board of directors will also be able to designate the powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions of each series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. The issuance of preferred stock may have the effect of decreasing the market price of our common stock, and could adversely affect the voting and economic rights of the holders of our common stock. Preferred st ock could also be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult.

Provisions of Delaware Law

Our certificate of incorporation provides that our company elects not to be governed by Section 203 of the Delaware General Corporation Law. Section 203 is an anti-takeover law, which restricts transactions and business combinations between a corporation and an interested stockholder owning 15% or more of the corporation's outstanding voting stock, for a period of three years from the date the stockholder becomes an interested stockholder. In theory, our election not to be governed by Section 203 makes it easier for a party to assume control of our company by acquiring a majority of its stock, whether or not the board of directors or stockholders approve of the change in control. However, because two entities currently hold the vast majority of our voting stock, the election is unlikely to have any effect on the ability of a third party to obtain control of our company.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

As permitted by Section 145 of the Delaware General Corporation Law, Article 7 of the Company's certificate of incorporation, as amended, provides:

"The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

Also as permitted by Section 145 of the Delaware General Corporation Law, Article XI of the Company's bylaws, as amended, provides:

(a)  The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)  The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement or such action or suit if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)  To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d)  Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e)  Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g)  The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

(h)  For purposes of this Section, references to the corporation shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person now is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i)  For purposes of this Section, references to other enterprises shall include employee benefit plans; references to fines shall include any excise taxes assessed on a person with respect to an employee benefit plan and references to serving at the request of the corporation shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation as referred to in this Section.

(j)  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Company maintains an insurance policy pursuant to which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been such directors or officers.

The Company generally enters into agreements with its executive officers and directors to indemnify them to the fullest extent permitted under the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.
Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation, as amended to date.
3.2	Amended and Restated Bylaws of Naturade, Inc., as amended to date, incorporated by reference to Exhibit 3.6 to the Company's Current Report on Form 8-K filed on January 3, 2002
3.3	Certificate of Designation of Series B Convertible Preferred Stock, as amended to date.
5.1	Opinion of Sheppard, Mullin , Richter & Hampton, LLP
23.1	Consent of Sheppard, Mullin , Richter & Hampton, LLP (included in its opinion filed as Exhibit 5.1)
23.2	Consent of BDO Seidman, LLP
24.1	Power of Attorney (See p. II-11)

Item 9.  Undertakings.

        The undersigned registrant hereby undertakes:
          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
              To include any prospectus required by Section 10(a)(3) of the Securities Act;
              To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
              To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as ex pressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 4, 2004.

Naturade, Inc.

By: /s/ Bill D. Stewart Bill D. Stewart Chief Executive Officer

POWER OF ATTORNEY
FILING OF REGISTRATION STATEMENT ON FORM S-8

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Naturade, Inc., a Delaware corporation (the "Company"), hereby nominate and appoint Bill D. Stewart and Stephen M. Kasprisin, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the "Agents"), in his or her respective name and in the capacity or capacities indicated below to execute and/or file, with all exhibits thereto, and other documents in connection therewith, (1) a registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Act"), in connection with the registration under the Act of shares of the Company's common stock issuable under the Naturade 1998 Incentive Stock Option Plan (including the schedules and all exhibits and other documents filed therewith or constituting a part thereof); and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness.

Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the "SEC"), or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Act and any other applicable law.

Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Bill D. Stewart Bill D. Stewart	Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2004
/s/ Stephen M. Kasprisin Stephen M. Kasprisin	Chief Financial Officer	February 4, 2004
/s/ Lionel D. Boissiere, Jr. Lionel D. Boissiere, Jr.	Director	February 4, 2004
/s/ Jay W. Brown Jay W. Brown	Director	February 4, 2004
/s/ William B. Doyle, Jr. William B. Doyle, Jr.	Director	February 4, 2004
/s/ Robert V. Vitale Robert V. Vitale	Director	February 4, 2004
/s/ David Weil David Weil	Director	February 4, 2004

EXHIBIT INDEX
Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation, as amended to date.
3.2	Amended and Restated Bylaws of Naturade, Inc., as amended to date, incorporated by reference to Exhibit 3.6 to the Company's Current Report on Form 8-K filed on January 3, 2002
3.3	Certificate of Designation of Series B Convertible Preferred Stock, as amended to date.
5.1	Opinion of Sheppard, Mullin , Richter & Hampton, LLP
23.1	Consent of Sheppard, Mullin , Richter & Hampton, LLP (included in its opinion filed as Exhibit 5.1)
23.2	Consent of BDO Seidman, LLP
24.1	Power of Attorney (See p. II-10)